Exhibit 99.1

Nephros Reports First Quarter Financial Results

Product Revenue up 43% over Q1 2019

SOUTH ORANGE, NJ, May 6, 2020 – Nephros, Inc. (Nasdaq:NEPH), a commercial-stage company that develops and sells high performance water purification products and pathogen detection systems to the medical and commercial markets, today announced financial results for the three months ended March 31, 2020.

Financial Highlights

Water Filtration Business Segment Highlights

●	Net revenue was $2.5 million, up 43% compared with $1.8 million in 2019
●	Net loss was $0.6 million, compared with $0.8 million in 2019
●	Adjusted EBITDA was ($0.4 million) compared with ($0.5 million) in 2019

Consolidated Highlights

●	Net revenue was $2.5 million, up 43% compared with $1.8 million in 2019
●	Net loss was $1.1 million, compared with $1.3 million in 2019
●	Adjusted EBITDA was ($0.8 million), compared with ($0.9 million) in 2019

“We would like to take this opportunity to thank all the health care workers supporting COVID-19 patients,” said Daron Evans, President and CEO of Nephros. “We are always grateful to be part of an infrastructure of people and equipment that protects patients from waterborne pathogens, and in these challenging times, our purpose is even more resolute. To that end, we have accelerated our pathogen detection efforts to better support our water treatment partners. As America transitions back to work over the coming months, our partners will be working tirelessly to help them ensure that under-used buildings are safe to reoccupy.”

Consolidated Financial Performance for the Quarter Ended March 31, 2020

Net revenue for the quarter ended March 31, 2020 was $2.5 million, compared with $1.8 million in 2019, an increase of 43%.

Net loss for the quarter ended March 31, 2020 was $1.1 million, compared with a net loss of $1.3 million in 2019, a 19% improvement.

Adjusted EBITDA for the quarter ended March 31, 2020 was ($0.8 million), compared with ($0.9 million) in 2019, a 7% improvement.

Cost of goods sold for the quarter ended March 31, 2020 was $1.0 million, compared with $0.8 million in 2019, an increase of 35%. Gross margins for the quarter ended March 31, 2020 were 59%, compared with 56% in 2019. Management expects future gross margins to continue in the range of 55% to 60%.

Research and development expenses for the quarter ended March 31, 2020 were $0.6 million, compared with $0.8 million in 2019, a decrease of 26%.

Depreciation and amortization expenses for the quarter ended March 31, 2020 were approximately $46,000, compared with approximately $50,000 in 2019, a decrease of 8%.

Selling, general and administrative expenses for the quarter ended March 31, 2020 were $1.9 million, compared with $1.5 million in 2019, an increase of 30%.

As of March 31, 2020, Nephros had cash and cash equivalents of $9.0 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the first quarter of the 2020 and 2019 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	3 Months Ended Mar 31,
Water Filtration Business Segment	2020	2019

Net loss	(620)	(778)

Adjustments:
Depreciation of property and equipment	5	8
Amortization of other assets	45	44
Interest expense	43	46
Noncash interest expense	-	-
Interest income	(1)	-
Change in fair value of contingent consideration	(42)	(10)
Noncash compensation	190	158
Other noncash items	11	35
Adjusted EBITDA	(369)	(497)

	3 Months Ended Mar 31,
Consolidated Results	2020	2019

Net loss	(1,098)	(1,349)

Adjustments:
Depreciation of property and equipment	5	8
Amortization of other assets	45	44
Interest expense	43	46
Noncash interest expense	-	-
Interest Income	(1)	-
Change in fair value of contingent consideration	(42)	(10)
Noncash compensation	222	158
Other noncash items	11	35
Sub-Total	(815)	(1,068)
Non-recurring pathogen detection product development	-	188
Adjusted EBITDA	(815)	(880)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30 p.m. ET

Nephros will host a conference call today at 4:30 PM Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the following number to access the call: 1-888-220-8474. International callers may use 1-323-794-2588. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until May 20, 2020 at 1-844-512-2921 or 1-412-317-6671 for international callers and entering replay access code: 5796707. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros is a commercial-stage company that develops and markets high performance water purification products and pathogen detection systems for medical and commercial markets.

Nephros ultrafilters are used in hospitals, medical clinics, and commercial facilities to retain bacteria and viruses from water, providing barriers that aid in infection control for showers, sinks, and ice machines. Nephros ultrafilters are also used in dialysis centers to aid in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate in hemodialysis machines.

Nephros pathogen detection systems, including the PluraPath™ system, provide real-time data on waterborne bacteria and virus content to medical and water quality professionals. Our products integrate Nephros ultrafilters with quantitative polymerase chain reaction (qPCR) technology to deliver actionable water pathogen information within an hour.

Nephros commercial filters, including AETHER™ brand filters, improve the taste and odor of water, and reduce scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the potential for further growth and the expected growth in medical, commercial and industrial filter sales, management’s expectations regarding future gross margins, Nephros’s ability to respond to outbreaks in water borne pathogens and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of Covid-19, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in our reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contacts:

Investor Relations

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Media Relations:

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

www.gothamcomm.com

Company:

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$8,962	$4,166
Accounts receivable, net	1,597	1,045
Inventory, net	3,649	2,562
Prepaid expenses and other current assets	601	526
Total current assets	14,809	8,299
Property and equipment, net	76	81
Lease right-of-use assets	1,253	1,106
Intangible assets, net	538	548
Goodwill	759	759
License and supply agreement, net	770	804
Other assets	89	32
TOTAL ASSETS	$18,294	$11,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured revolving credit facility	$495	$560
Current portion of secured note payable	215	211
Accounts payable	1,575	959
Accrued expenses	308	136
Contingent consideration	203	300
Current portion of lease liabilities	312	262
Total current liabilities	3,108	2,428
Secured note payable, net of current portion	553	613
Equipment financing, net of current portion	9	10
Lease liabilities, net of current portion	988	889
TOTAL LIABILITIES	4,658	3,940

COMMITMENTS AND CONTINGENCIES (Note 14)

STOCKHOLDERS’ EQUITY

Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2020 and December 31, 2019; no shares issued and outstanding at March 31, 2020 and December 31, 2019.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at March 31, 2020 and December 31, 2019; 9,016,550 and 8,058,850 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	9	8
Additional paid-in capital	138,953	131,934
Accumulated other comprehensive income	64	65
Accumulated deficit	(128,430)	(127,332)
Subtotal	10,596	4,675
Noncontrolling interest	3,040	3,014
TOTAL STOCKHOLDERS’ EQUITY	13,636	7,689
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,294	$11,629

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net revenue:
Product revenues	$2,475	$1,729
Royalty and other revenues	54	40
Total net revenues	2,529	1,769
Cost of goods sold	1,038	771
Gross margin	1,491	998
Operating expenses:
Research and development	563	756
Depreciation and amortization	46	50
Selling, general and administrative	1,950	1,503
Change in fair value of contingent consideration	(42)	(10)
Total operating expenses	2,517	2,299
Loss from operations	(1,026)	(1,301)
Other (expense) income:
Interest expense	(43)	(46)
Interest income	1	-
Other expense, net	(30)	(2)
Net loss	(1,098)	(1,349)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(59)	(59)
Net loss attributable to Nephros, Inc. shareholders	(1,157)	(1,408)

Net loss per common share, basic and diluted	$(0.13)	$(0.20)
Weighted avg. common shares outstanding, basic and diluted	8,590,230	7,129,665

Comprehensive loss:
Net loss	(1,098)	(1,349)
Other comprehensive loss, foreign currency translation adjustments, net of tax	(1)	(3)
Comprehensive loss	(1,099)	(1,352)
Comprehensive loss attributable to noncontrolling interest	(59)	(59)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(1,158)	$(1,411)